EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-103071) and the Registration Statement on Form S-8 (No. 333-119862) and Form S-3 (No. 333-128211) of our report dated December 12, 2005 with respect to the fiscal year 2005 consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Argon ST, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2005.
Grant Thornton LLP
Vienna, Virginia
December 12, 2005

76